EXHIBIT 10.1
AMENDMENT TO
PURCHASE AGREEMENT
This Amendment to Purchase Agreement (this “Amendment”), dated as of January 9, 2024 (the “Effective Date”), is entered into by and between Remark Holdings, Inc., a Delaware corporation (the “Company”), and Ionic Ventures, LLC (the “Investor”).
RECITALS
    A.    The Investor and the Company entered into that certain Purchase Agreement, dated as of October 6, 2022 (the “Original Agreement”), as amended by those certain letter agreements, dated as of January 5, 2023, July 12, 2023, August 10, 2023 and September 15, 2023 (collectively, the “Side Letters”), pursuant to which the Company agreed to sell and issue to the Investor, up to Fifty Million Dollars ($50,000,000) of common shares of the Company, par value $0.001 per share (the “Common Shares”).
B.    The Investor and the Company desire to amend the Original Agreement pursuant to and in accordance with the terms set forth herein.
C.    Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Certain Definitions.
(a)    The below-listed definition set forth in Section 1.1 of the Original Agreement is hereby amended and restated in its entirety as follows:
“Regular Purchase Price” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, 80% (the “RPP Percentage”) of the arithmetic average of the two (2) lowest daily VWAPs during a Regular Purchase Measurement Period (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split or other similar transaction that occurs on or after the date of this Agreement).
(b)    The usage of the term Floor Price in the Side Letters is hereby deemed to carry the same definition of Floor Price as set forth in Section 1.1 of the Original Agreement, regardless of how such term was originally defined in the Side Letters.
2.Purchase of Common Shares.
(a)    The provisions set forth in Sections 2(a)(ii) and 2(a)(vi) of the Original Agreement are hereby amended and restated in their respective entireties as follows:
(i)Frequency. Subject also to Sections 7, 8 and 10, the Company may deliver a Regular Purchase Notice to the Investor as often as every Business Day, so long as (i) on any Regular Purchase Notice Date, the Closing Sale Price of the Common Shares is not below the Floor Price, (ii) Purchase Shares for all prior Regular Purchases have theretofore been received by the Investor in accordance with this Agreement, and (iii) no current Regular Purchase Measurement Period or Variable Conversion Measuring Period is running (unless the Company and the Investor mutually agree otherwise in writing); provided, however, that the conditions provided for in items (ii) and (iii) above shall only apply if there remains $7.0 million or more, in

EXHIBIT 10.1
the aggregate, in respect of (x) amounts subject to outstanding Purchase Notices for which the Regular Purchase Measurement Period has not concluded and for which the related Settlement Purchase Shares have not been delivered in accordance with the Agreement; and (y) outstanding principal under the Debenture that cannot be converted into shares of Common Stock because the Variable Measurement Period has yet to conclude.. Notwithstanding the foregoing, the Company shall not deliver a Regular Purchase Notice to the Investor during the PEA Period.
(vi)     Purchase Price Adjustment. If an Event of Default occurs between the Regular Purchase Notice Date and any time through the Regular Purchase Settlement Date, then (i) the RPP Percentage shall be automatically adjusted to 60% for so long as such Event of Default remains uncured (provided, however, that if the Company is in default under Section 10(b), then the RPP Percentage shall be automatically adjusted to 70%) and (ii) the Investor shall be entitled to all the rights hereunder as if such Event of Default occurred immediately prior to such Regular Purchase Notice Date.
3.Additional Commitment Fee. Section 11(c) of the Original Agreement and, to the extent applicable, as referenced in the Side Letters, is hereby amended to increase the Additional Commitment Fee from $500,000 to $3,750,000.
4.Miscellaneous.
(a)Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Investor.
(b)Entire Agreement. Except as amended by this Amendment, the Original Agreement and the Side Letters shall continue in full force and effect.
(c)Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.
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EXHIBIT 10.1
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

REMARK HOLDINGS, INC.

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

INVESTOR:

IONIC VENTURES, LLC

By:	/s/ Brendan O'Neil
Name:	Brendan O'Neil
Title:	Authorized Signatory

[Signature Page to Amendment to Purchase Agreement]